Exhibit 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statement No. 333-136566 on Form S-3, Post-Effective Amendment No. 6 to Registration Statement No. 333-89179 on Form S-3, and Registration Statement Nos. 333-136570, 333-127113 and 333-103248 on Form S-8 of Knology, Inc. and subsidiaries (“Knology”) of our reports dated March 21, 2007 and March 2, 2006, relating to the consolidated financial statements of PrairieWave Holdings Inc. and Subsidiaries, which reports appear in the Form 8-K/A of Knology filed on June 18, 2007.

/s/ Eide Bailly LLP

Sioux Falls, South Dakota June 18, 2007